Exhibit 10.5

Notice of Grant of Non-Qualified Stock Option	Merrimack Pharmaceuticals, Inc. One Kendall Square Suite B7201 Cambridge, MA 02139

%%FIRST_NAME%-% %%MIDDLE_NAME%-% %%LAST_NAME%-% %%ADDRESS_LINE_1%-% %%ADDRESS_LINE_2%-% %%CITY%-%, %%STATE%-% %%COUNTRY%-% %%ZIPCODE%-%	Grant Number: Plan: ID:	%%OPTION_NUMBER%-% 2011 Stock Incentive Plan %%EMPLOYEE_IDENTIFIER%-%

You (“Participant”) have been granted an option to purchase shares of Common Stock, $0.01 par value per share, of Merrimack Pharmaceuticals, Inc. (the “Company”), subject to the terms and conditions of the Company’s 2011 Stock Incentive Plan (the “Plan”), as follows:

Date of Grant:	%%OPTION_DATE,’MM/DD/YYYY’%-%

Exercise Price Per Share:	%%OPTION_PRICE,’$999,999,999.9999’%-%

Total Number of Shares Granted:	%%TOTAL_SHARES_GRANTED,’999,999,999’%-%

Total Exercise Price:	%%TOTAL_OPTION_PRICE,’$999,999,999.99’%-%

Type of Option:	Non-Qualified Stock Option

Expiration Date of Option:	11:59 p.m., Eastern time, %%EXPIRE_DATE_PERIOD1,’MM/DD/YYYY’%-%

This option may be exercised in whole or in part in accordance with the following vesting schedule:

Shares	Vest Date
%%SHARES_PERIOD1,’999,999,999’%-%	%%VEST_DATE_PERIOD1,’MM/DD/YYYY’%-%
%%SHARES_PERIOD2,’999,999,999’%-%	%%VEST_DATE_PERIOD2,’MM/DD/YYYY’%-%
%%SHARES_PERIOD3,’999,999,999’%-%	%%VEST_DATE_PERIOD3,’MM/DD/YYYY’%-%
%%SHARES_PERIOD4,’999,999,999’%-%	%%VEST_DATE_PERIOD4,’MM/DD/YYYY’%-%
%%SHARES_PERIOD5,’999,999,999’%-%	%%VEST_DATE_PERIOD5,’MM/DD/YYYY’%-%
%%SHARES_PERIOD6,’999,999,999’%-%	%%VEST_DATE_PERIOD6,’MM/DD/YYYY’%-%
%%SHARES_PERIOD7,’999,999,999’%-%	%%VEST_DATE_PERIOD7,’MM/DD/YYYY’%-%
%%SHARES_PERIOD8,’999,999,999’%-%	%%VEST_DATE_PERIOD8,’MM/DD/YYYY’%-%

%%SHARES_PERIOD9,’999,999,999’%-%	%%VEST_DATE_PERIOD9,’MM/DD/YYYY’%-%
%%SHARESPERIOD10,’999,999,999’%-%	%%VEST_DATE_PERIOD10,’MM/DD/YYYY’%-%

Participant understands and agrees that this option is granted subject to and in accordance with the terms of the Plan.  Participant further agrees to be bound by the terms of the Plan, this Notice and the General Terms and Conditions attached hereto as Exhibit A.  A copy of the Plan is available upon request from the Company’s Secretary.

Merrimack Pharmaceuticals, Inc.

William A. Sullivan
Chief Financial Officer and Treasurer

Non-Qualified Stock Option Agreement
2011 Stock Incentive Plan

Exhibit A

General Terms and Conditions

For valuable consideration, receipt of which is acknowledged, the parties hereto agree as follows:

1.                                       Grant of Option.

This agreement evidences the grant by the Company, on the date of grant (the “Grant Date”) set forth in the Notice of Grant that forms part of this Agreement (the “Notice of Grant”), to the Participant, an employee, consultant, or director of the Company, of an option to purchase, in whole or in part, on the terms provided herein and in the Company’s 2011 Stock Incentive Plan (the “Plan”), the number of shares set forth in the Notice of Grant (the “Shares”) of common stock, $0.01 par value per share, of the Company (“Common Stock”) at the exercise price set forth in the Notice of Grant (the “Exercise Price”).  Unless earlier terminated, this option shall expire at 11:59 p.m., Eastern time, on the tenth anniversary of the Grant Date (the “Final Exercise Date”).

The Company intends that this option shall be a nonqualified stock option and shall not be an incentive stock option as defined in Section 422 of the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder (the “Code”).  Except as otherwise indicated by the context, the term “Participant”, as used in this option, shall be deemed to include any person who acquires the right to exercise this option validly under its terms.

2.                                      Vesting Schedule.

This option will become exercisable (“vest”) in accordance with the vesting schedule set forth in the Notice of Grant.

The right of exercise shall be cumulative so that to the extent the option is not exercised in any period to the maximum extent permissible it shall continue to be exercisable, in whole or in part, with respect to all Shares for which it is vested until the earlier of the Final Exercise Date or the termination of this option under Section 3 hereof or the Plan.

3.                                       Exercise of Option.

(a)                                  Form of Exercise.  Each election to exercise this option shall be in writing, signed by the Participant, and received by the Company at its principal office, accompanied by this agreement, and payment in full in the manner provided in the Plan.  Alternatively, the exercise can be effected using the software solution provided by the Company’s option management software vendor, with payment in full in the manner provided in the Plan.  The Participant may purchase less than the number of shares covered hereby, provided that no partial exercise of this option may be for any fractional share.  No Shares will be issued until the Participant has executed any and all agreements that the Company may require the Participant to execute in connection with such exercise and / or in connection with any transactions involving the Shares (for example, not by limitation, lock-up agreements and FINRA questionnaires).

(b)                                 Continuous Relationship with the Company Required.  Except as otherwise provided in this Section 3, this option may not be exercised unless the Participant, at the time he or she exercises this option, is, and has been at all times since the Grant Date, an employee or officer of or consultant or advisor to, the Company or any other entity the employees, officers, directors, consultants, or advisors of which are eligible to receive option grants under the Plan (an “Eligible Participant”).

(c)                                  Termination of Relationship with the Company.  If the Participant ceases to be an Eligible Participant for any reason, then, except as provided in paragraph (d), (e) and (f) below, the right to exercise this option shall terminate sixty (60) days after such cessation (but in no event after the Final Exercise Date), provided that this option shall be exercisable only to the extent that the Participant was entitled to exercise this option on the date of such cessation.  Notwithstanding the foregoing, if the Participant, prior to the Final Exercise Date, violates the non-competition or confidentiality provisions of any employment contract, confidentiality and nondisclosure agreement or other agreement between the Participant and the Company, the right to exercise this option shall terminate immediately upon such violation.

(d)                                 Exercise Period Upon Disability.  If the Participant ceases to be an Eligible Participant by reason of becoming disabled (within the meaning of Section 22(e)(3) of the Code) prior to the Final Exercise Date and the Company has not terminated such relationship for “cause” as defined in paragraph (f) below, then, except as expressly set forth in another agreement between the Participant and the Company, this option shall be exercisable, within the period of six months following such cessation (but in no event after the Final Exercise Date), by the Participant, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of such cessation.

(e)                                  Exercise Period Upon Death.  If the Participant ceases to be an Eligible Participant by reason of his or her death prior to the Final Exercise Date and the Company has not terminated such relationship for “cause”, or the Participant dies within the ninety (90)-day period following cessation of service with the Company other than for “cause”, then, except as expressly set forth in another agreement between the Participant and the Company, this option shall be exercisable, within the period of six months following the date of death of the Participant (but in no event after the Final Exercise Date), by the Participant’s authorized transferee, provided that this option shall be exercisable only to the extent that this option was exercisable by the Participant on the date of his or her death.

(f)                                    Termination for Cause.  If, prior to the Final Exercise Date, the Participant’s employment or other relationship with the Company is terminated by the Company for Cause (as defined below), the right to exercise this option shall terminate immediately upon the effective date of such termination of employment or other relationship.  If the Participant is party to an employment, consulting or severance agreement with the Company that contains a definition of “cause” for termination of employment or other relationship, “cause” shall have the meaning ascribed to such term in such agreement.  Otherwise, “cause” shall mean willful misconduct by the Participant or willful failure by the Participant to perform his or her responsibilities to the Company (including, without limitation, breach by the Participant of any provision of any employment, consulting, advisory, nondisclosure, non-competition or other similar agreement between the Participant and the Company), as determined by the Company, which determination shall be conclusive.  The Participant’s employment or other relationship shall be considered to have been terminated for “cause” if the Company determines, within 30 days after the Participant’s resignation, that termination for Cause was warranted.

4.                                       Tax Matters.

No Shares will be issued pursuant to the exercise of this option unless and until the Participant pays to the Company, or makes provision satisfactory to the Company for payment of, any federal, state or local withholding taxes required by law to be withheld in respect of this option.

5.                                       Agreement in Connection with Public Offering.

The Participant agrees, in connection with an underwritten public offering of the Common Stock pursuant to a registration statement under the Securities Act of 1933, as amended, (i) not to (a) offer, pledge, announce the intention to sell, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any other securities of the Company or (b) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of shares of Common Stock or other securities of the Company, whether any transaction described in clause (a) or (b) is to be settled by delivery of securities, in cash or otherwise, during the period beginning on the date of the filing of such registration statement with the Securities and Exchange Commission and ending 180 days after the date of the final prospectus relating to the offering (plus up to an additional 34 days to the extent requested by the managing underwriters for such offering in order to address Rule 2711(f) of the National Association of Securities Dealers, Inc. or any similar successor provision), and (ii) to execute any agreement reflecting clause (i) above as may be requested by the Company or the managing underwriters at the time of such offering.  The Company may impose stop-transfer instructions with respect to the shares of Common Stock or other securities subject to the foregoing restriction until the end of the “lock-up” period.

6.                                       Transfer Restrictions.

This option may not be sold, assigned, transferred, pledged or otherwise encumbered by the Participant, either voluntarily or by operation of law, except by will or the laws of descent and distribution, and, during the lifetime of the Participant, this option shall be exercisable only by the Participant.

7.                                       Miscellaneous.

(a)                                  No Rights to Employment.  The Participant acknowledges and agrees that the grant of the this option and its vesting pursuant to Section 2 do not constitute an express or implied promise of continued employment for the vesting period of the option, or for any period.

(b)                                 Section 409A.  This Agreement is intended to comply with or be exempt from the requirements of Section 409A and shall be construed consistently therewith.  In any event, the

Company makes no representations or warranties and will have no liability to the Participant or to any other person, if any of the provisions of or payments under this Agreement are determined to constitute nonqualified deferred compensation subject to Section 409A but that do not satisfy the requirements of that Section.

(c)                                  Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties, and supersede all prior agreements and understandings, relating to the subject matter of this Agreement, provided that any separate employment or severance agreement between the Company and the Participant that includes terms relating to the acceleration of vesting of equity awards shall not be superseded by this Agreement.  In the event of a conflict between the terms and provisions of the Plan and the terms and provisions of this Agreement, the Plan terms and provisions shall prevail.

(d)                                 Governing Law.  This Agreement shall be construed, interpreted and enforced in accordance with the internal laws of the State of Delaware, without regard to any applicable conflict of law principles.

(e)                                  Interpretation.  The interpretation and construction of any terms or conditions of the Plan or this Agreement by the Compensation Committee shall be final and conclusive.